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                                                        EXHIBIT 23.1

                CONSENT OF INDEPENDENT ACCOUNTANTS

       We consent to the incorporation by reference in this Registration Statement of Excel Realty Trust, Inc. and subsidiaries on Form S-8 of our report dated February 5, 1996 on our audits of the consolidated financial statements and financial statement schedules of Excel Realty Trust, Inc. and subsidiaries as of December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995.

                                        COOPERS & LYBRAND L.L.P.

San Diego, California
October 3, 1996